EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO RULE 15d-14(b)

In connection with the Annual Report of Freedom Bancshares, Inc. (the “Company”) on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Vincent D. Cater, Chief Executive Officer of the Company, and Clyde A. McArthur, Chief Financial Officer of the Company, respectively, do each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Vincent D. Cater
Vincent D. Cater
Chairman and Chief Executive Officer
March 30, 2007

/s/ Clyde A. McArthur
Clyde A. McArthur
Senior Vice President and Chief Financial Officer
March 30, 2007